UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2007
Date of Report (Date of earliest event reported)

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800, Denver, Colorado		80203-4518
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  303-295-3995

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01              ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 1, 2007, Cimarex Energy Co. (the “Company”) completed the public offering of its 7 1/8% Senior Notes due 2017 (the “Notes”).  The Company intends to use the net proceeds from the offering of approximately $344 million, after deducting underwriting discounts and estimated offering expenses, to redeem the outstanding 9.6% Senior Notes due 2012 assumed in the acquisition of Magnum Hunter Resources, Inc. and to reduce outstanding borrowings under the Company’s senior revolving credit facility.

The terms of the Notes are governed by an Indenture (the “Indenture”), dated as of May 1, 2007, between the Company, the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”).

The Notes will bear interest at the rate of 7 1/8% per annum.  Interest on the Notes is payable on May 1 and November 1 of each year, beginning on November 1, 2007.  The Notes will mature on May 1, 2017.

The Company may at its option redeem some or all of the Notes on or after May 1, 2012 for cash at the redemption prices set forth in the Indenture.  In addition, at any time prior to May 1, 2012, the Company may redeem all, but not part, of the Notes at a price equal to 100% of the principal amount plus accrued and unpaid interest plus a “make-whole” premium.  Prior to May 1, 2010, the Company may, at its option, also redeem up to 35% of the Notes using the proceeds of certain equity offerings.  If the Company sells certain of its assets or experiences specific kinds of change of control, it may be required to offer to purchase the Notes.

The Notes will be the Company’s general unsecured, senior obligations, will be equal in right of payment with any of the Company’s existing and future unsecured senior indebtedness that is not by its terms subordinated to the Notes, and will be effectively junior to the Company’s existing and future secured indebtedness to the extent of collateral securing that debt.  The Notes will initially be guaranteed on a senior unsecured basis by all of the Company’s current and future subsidiaries that guarantee the Company’s senior revolving credit facility.  The Notes will be effectively junior to the indebtedness and other liabilities of any non-guarantor subsidiaries.

The Notes were offered and sold under a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, in connection with the Company’s registration statements on Form S-3ASR (Registration No. 333-142016) and Form S-3MEF (Registration No. 333-142168), which were automatically effective on April 11, 2007 and April 17, 2007, respectively (collectively, the “Registration Statement”).

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the Notes, which are filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein and are to be incorporated by reference in their entirety into the Registration Statement.

ITEM 2.03              CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information included in Item 1.01 of this Current Report on Form 8-K regarding the Indenture and the Notes is incorporated into this Item 2.03 of this Current Report on Form 8-K.

ITEM 9.01                                         FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description

4.1	Senior Indenture dated as of May 1, 2007, by and among Cimarex Energy Co., the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Form of 7 1/8% Senior Notes due 2017 (included in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: May 2, 2007	By:	/s/ Paul Korus
Paul Korus, Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Senior Indenture dated as of May 1, 2007, by and among Cimarex Energy Co., the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee.

4.2	Form of 7 1/8% Senior Notes due 2017 (included in Exhibit 4.1).